Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have read the Form 10 - General Form for Registration of Securities submission of One Pak Inc. relating to the registration of $0.001 par value common shares dated February 10, 2010. We have complied with the United States' generally accepted standards for an auditor's involvement in offering documents.

We consent to the use in the above mentioned filing of our report to the Board of Directors dated October 22, 2009 on the financial statements of the Company for the year ended December 31, 2007.


                                                                          "DMCL"
                                           -------------------------------------
                                           DALE MATHESON CARR-HILTON LABONTE LLP
                                                           CHARTERED ACCOUNTANTS

Vancouver, Canada
February 15, 2010